

<ARTICLE>                     5
<LEGEND>
THIS SCHEDULE CONTAINS SUMMARY FINANCIAL INFORMATION EXTRACTED FROM THE DECEMBER
31, 1998 FINANCIAL STATEMENTS OF COMMERCIAL CREDIT COMPANY AND IS QUALIFIED IN
ITS ENTIRETY BY REFERENCE TO SUCH FINANCIAL STATEMENTS
</LEGEND>
<MULTIPLIER>                                   1,000

<PERIOD-TYPE>                        12-MOS
<FISCAL-YEAR-END>                                   DEC-31-1998
<PERIOD-END>                                        DEC-31-1998
<CASH>                                                   62,300
<SECURITIES>                                          1,266,600<F1>
<RECEIVABLES>                                        13,552,300<F2>
<ALLOWANCES>                                           (392,700)
<INVENTORY>                                                   0<F3>
<CURRENT-ASSETS>                                              0<F3>
<PP&E>                                                        0<F3>
<DEPRECIATION>                                                0<F3>
<TOTAL-ASSETS>                                       15,817,800
<CURRENT-LIABILITIES>                                         0<F3>
<BONDS>                                              12,463,600<F4>
<PREFERRED-MANDATORY>                                         0<F3>
<PREFERRED>                                                   0<F3>
<COMMON>                                                      0
<OTHER-SE>                                            2,116,800<F5>
<TOTAL-LIABILITY-AND-EQUITY>                         15,817,800
<SALES>                                                       0<F3>
<TOTAL-REVENUES>                                      2,136,100
<CGS>                                                         0<F3>
<TOTAL-COSTS>                                         1,689,300
<OTHER-EXPENSES>                                              0<F3>
<LOSS-PROVISION>                                        369,800<F6>
<INTEREST-EXPENSE>                                      708,300<F6>
<INCOME-PRETAX>                                         446,800
<INCOME-TAX>                                            161,100
<INCOME-CONTINUING>                                     285,700
<DISCONTINUED>                                                0<F3>
<EXTRAORDINARY>                                               0<F3>
<CHANGES>                                                     0<F3>
<NET-INCOME>                                            285,700
<EPS-PRIMARY>                                                 0<F3>
<EPS-DILUTED>                                                 0<F3>

<F1>  Includes the following items from the financial statements: total investments $1,266,600.
<F2>  Includes the following items from the financial statements: consumer finance receivables $13,394,200 and other receivables $151,600.
<F3>  Items which are inapplicable relative to the underlying financial statements are indicated with a zero as required.
<F4>  Includes the following items from the financial statements: certificates of deposit $322,200; short-term borrowings $5,891,400 and long-term debt $6,250,000.
<F5>  Includes the following items from the financial statements: additional paid-in capital $736,100; retained earnings $1,358,800; and accumulated other changes in equity from nonowner sources $21,900.
<F6>  Included in total costs and expenses applicable to sales and revenues.


